Exhibit 99.1

NASH FINCH REPORTS FISCAL 2003 RESULTS

Strong Fourth Quarter Gains in Food Distribution and Military

MINNEAPOLIS (February 26, 2004) — Nash Finch Company (Nasdaq: NAFC), a leading national food retailer and distributor, today announced that earnings for the 53 week fiscal 2003 year increased to $35.1 million, or $2.88 per diluted share, as compared to $23.6 million, or $1.95 per diluted share for the 52 week fiscal 2002 year.  Total sales for fiscal 2003 rose to $4.0 billion versus $3.9 billion in fiscal 2002.  Excluding $68.4 million of extra sales from the 53rd week, fiscal 2003 sales would have been $3.9 billion.

Earnings from continuing operations were $34.7 million, or $2.85 per diluted share, for fiscal 2003, as compared to $30.6 million, or $2.52 per diluted share, for fiscal 2002.  Fiscal 2003 earnings from continuing operations were affected by several events that had a net favorable impact of $4.5 million, or 37 cents per diluted share.  These events included a third quarter reduction in income tax expense of $3.0 million as a result of the resolution of various outstanding state and federal tax issues. They also included a fourth quarter $3.8 million reduction in health insurance expense primarily reflecting a decision to eliminate post-retirement medical benefits for current non-union employees, while retaining benefits for associates who retired prior to December 31, 2003.  Partially offsetting these events was $2.3 million paid in the first quarter to our lenders as consideration for bond indenture and credit facility waivers.

Fiscal 2002 earnings from continuing operations were favorably affected by a special charge reversal that increased earnings by $0.5 million, or 4 cents per diluted share.

For the 13 week fourth quarter of fiscal 2003, net earnings were $13.0 million, or $1.05 per diluted share, compared to $7.6 million, or 64 cents per diluted share in the 12 week fourth quarter of fiscal 2002.  Fourth quarter 2003 earnings from continuing operations were $12.5 million, or $1.02 per diluted share, and were favorably affected by $3.8 million, or 31 cents per diluted share, resulting from the previously mentioned reduction in insurance expense.  Total sales for the 2003 fourth quarter were $1.011 billion, versus year-ago sales of $880.8 million.  Excluding the sales from the 53rd week, sales for the 2003 fourth quarter would have been $943 million.

The Company has continued to strengthen its balance sheet.  Over the past few years, improvements have been made through the rationalization of inventory, efficient receivables management and leveraging of accounts payable.  Most notably, the Company has focused on reducing its leverage ratio through the reduction of debt and improving Consolidated EBITDA, as defined in the accompanying supplemental data schedule, as a percent of sales.  As a result, the Company’s leverage has improved 25 percent since 1998, to 2.7 times Consolidated EBITDA.  During fiscal 2003, total debt was reduced by $81 million.

Food Distribution Results

Food distribution segment sales for fiscal 2003 were $1.915 billion versus $1.826 billion in fiscal 2002.  Food distribution segment profits were $63.9 million for fiscal 2003 versus $61.5 million last year.

In the fourth quarter of 2003, sales in the food distribution segment were $501.4 million versus $416.4 million in the year-ago quarter.  Segment profits for the current quarter were $16.6 million versus $15.1 million in the prior-year period.  Food distribution performance was driven by new account gains, principally with former Fleming customers.

Military segment sales for fiscal 2003 were $1.090 billion compared to $1.021 billion for fiscal 2002.  Profits were $31.3 million versus $30.3 million for fiscal 2002.  In September 2003, the Company completed the consolidation of two large warehouses into one located in Norfolk, Virginia.  Transitional expenses negatively impacted military profit margins by $2.7 million for the year.

In the fourth quarter of 2003, military segment sales were $276.4 million versus $240.7 million in the year-ago period.  Segment profits in the current quarter totaled $8.6 million versus $6.3 million in the prior-year period, as the Company began to realize benefits from the completion of the warehouse consolidation project.

Retail Results

Corporate retail sales were $966.3 million in fiscal 2003 versus $1.028 billion in fiscal 2002.  Same-store sales decreased 10.6 percent for fiscal 2003 relative to fiscal 2002 and decreased 7.7 percent in the fourth quarter of fiscal 2003 relative to the fourth quarter of fiscal 2002.  These declines reflect the continued difficult competitive environment, in which an ever-increasing number of supercenters and other alternative formats compete for price-conscious consumers.  Retail segment profits were $30.2 million for fiscal 2003 versus $33.7 million in fiscal 2002.  Retail profits in 2003 were negatively impacted by start-up costs relating to the

Company’s new AVANZA format, totaling approximately $4 million during fiscal 2003 and $1 million during the fourth quarter of fiscal 2003.  The Company’s total store count at the end of 2003 was 110 compared to 109 at the end of 2002.

In the fourth quarter of 2003, sales in the retail segment were $233.6 million versus $223.6 million in the year-ago period.  Segment profits were $5.8 million versus $8.9 million in the prior-year period.

Outlook

The Company estimates that its diluted earnings per share will range between $2.46 and $2.54 for the 52 week fiscal 2004 year.

A conference call to review fourth quarter and fiscal 2003 results is scheduled for 10 a.m. (CT) on February 26, 2004.  Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at http://www.nashfinch.com.  A replay of the Internet broadcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.”  A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”

Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with approximately $4 billion in annual revenues. Nash Finch currently owns and operates more than 100 stores in the Upper Midwest, principally supermarkets under the AVANZA®, Buy• n• Save®, Econofoods®, Family Thrift Center™ and Sun Mart® trade names.  In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe.  Further information is available on the company’s website at www.nashfinch.com.

The statements in this release that refer to anticipated financial results, plans and expectations are forward-looking statements based on current expectations and assumptions, and entail risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.  Important factors that could cause material differences include the effect of competition on the Company’s distribution and retail businesses; the Company’s ability to successfully execute plans to improve retail operations and to expand wholesale operations; general economic conditions; credit risk from financial accommodations extended to customers; the success or failure of new business ventures and initiatives; changes in consumer spending and buying patterns; risks entailed by expansion, affiliations and acquisitions; changes in vendor promotions or allowances; limitations on financial and operating flexibility due to debt levels and debt instrument covenants; adverse determinations or developments with respect to litigation, other legal proceedings or the SEC investigation; and other cautionary factors discussed in the Company’s periodic reports filed with the SEC.  The Company does not undertake to update forward-looking statements to reflect future events or circumstances, but investors are advised to consult future disclosures involving these topics in our periodic reports filed with the SEC.

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Contact: Bob Dimond, 952-897-8148 or LeAnne Stewart, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty -Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2004	December 28, 2002	January 3, 2004	December 28, 2002
	(Unaudited)	(Unaudited)
Sales	$1,011,445	$880,759	$3,971,502	$3,874,672

Cost and expenses:
Cost of sales	897,426	770,695	3,516,460	3,408,409
Selling, general and administrative	76,183	81,351	326,828	347,418
Operating earnings	37,836	28,713	128,214	118,845

Special charges	—	—	—	(765)
Depreciation and amortization	10,232	9,218	42,412	39,988
Interest expense	7,032	6,957	33,869	29,490
Total costs and expenses	990,873	868,221	3,919,569	3,824,540

Earnings from continuing operations before income taxes	20,572	12,538	51,933	50,132

Income tax expense	8,023	4,891	17,254	19,552

Earnings from continuing operations	12,549	7,647	34,679	30,580

Discontinued operations:
Resolution of contingency	678	—	678	—
Tax expense	265	—	265	—
Net earnings from discontinued operations	413	—	413	—

Earnings before cumulative effect of change in accounting principle	12,962	7,647	35,092	30,580

Cumulative effect of change in accounting principle, net of income tax benefit of $4,450	—	—	—	(6,960)
Net earnings	$12,962	$7,647	$35,092	$23,620

Basic earnings per share:
Continuing operations	$1.03	$0.65	$2.87	$2.59
Discontinued operations	0.03	—	0.03	—
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	(0.59)
Net earnings per share	$1.06	$0.65	$2.90	$2.00

Diluted earnings per share:
Continuing operations	$1.02	$0.64	$2.85	$2.52
Discontinued operations	0.03	—	0.03	—
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	(0.57)
Net earnings per share	$1.05	$0.64	$2.88	$1.95

Weighted average number of common shares outstanding and common equivalent shares outstanding:
Basic	12,192	11,839	12,082	11,796
Diluted	12,357	11,975	12,195	12,114

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	January 3, 2004	December 28, 2002
Assets
Current assets:
Cash	$12,757	$31,419
Accounts and notes receivable, net	145,902	165,527
Inventories	236,289	245,477
Prepaid expenses	15,136	12,335
Deferred tax assets	5,726	13,523
Total current assets	415,810	468,281

Investments in affiliates	20	556
Notes receivable, net	31,178	32,596

Property, plant and equipment:
Land	24,121	25,500
Buildings and improvements	163,693	155,865
Furniture, fixtures and equipment	328,318	323,201
Leasehold improvements	86,746	75,360
Construction in progress	1,673	7,169
Assets under capitalized leases	41,661	42,040
	646,212	629,135
Less accumulated depreciation and amortization	(383,861)	(360,615)
Net property, plant and equipment	262,351	268,520

Goodwill	149,792	148,028
Investment in direct financing leases	13,426	14,463
Deferred tax asset, net	—	467
Other assets	13,775	15,011
Total assets	$886,352	$947,922

Liabilities and Stockholders’ Equity
Current liabilities:
Outstanding checks	$23,350	$27,076
Current maturities of long-term debt and capitalized lease obligations	5,278	7,497
Accounts payable	166,742	170,542
Accrued expenses	78,768	94,068
Income taxes	10,614	10,073
Total current liabilities	284,752	309,256

Long-term debt	281,944	357,592
Capitalized lease obligations	44,639	47,784
Deferred tax liability, net	6,358	—
Other liabilities	12,202	11,811
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock - no par value Authorized 500 shares; none issued	—	—
Common stock of $1.66 2/3 par value Authorized 50,000 shares, issued 12,152 and 12,012 shares, respectively	20,255	20,021
Additional paid-in capital	27,995	26,275
Restricted stock	(475)	(894)
Accumulated other comprehensive income	(5,970)	(7,507)
Retained earnings	215,417	184,645
	257,222	222,540
Less cost of 35 and 70 shares of common stock in treasury, respectively	(765)	(1,061)
Total stockholders’ equity	256,457	221,479

Total liabilities and stockholders’ equity	$886,352	$947,922

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	2003	2002
Operating activities:
Net earnings	$35,092	$23,620
Adjustments to reconcile net income to net cash provided by operating activities:
Special charges - non cash portion	—	(765)
Discontinued operations	(678)	—
Curtailment of post retirement plan	(4,004)	—
Depreciation and amortization	42,412	39,988
Amortization of deferred financing costs	1,129	1,135
Amortization of rebatable loans	1,521	1,798
Provision for bad debts	8,707	8,997
Deferred income tax expense	15,480	8,320
Gain on sale of property, plant and equipment	(1,003)	(3,815)
Cumulative effect of change in accounting principle	—	6,960
LIFO charge (credit)	(1,120)	(2,234)
Impairments	2,706	6,585
Other	(883)	1,256
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts and notes receivable	18,484	(859)
Inventories	13,145	24,448
Prepaid expenses	(2,564)	2,675
Accounts payable	(3,817)	(48,718)
Accrued expenses	(9,411)	(8,265)
Income taxes	541	(1,309)
Other assets and liabilities	(1,286)	(2,777)
Net cash provided by operating activities	114,451	57,040

Investing activities:
Disposal of property, plant and equipment	9,002	14,435
Additions to property, plant and equipment	(40,728)	(52,605)
Business acquired, net of cash	(2,054)	(3,356)
Loans to customers	(10,626)	(5,551)
Payments from customers on loans	7,058	10,042
Other	750	2,473
Net cash used in investing activities	(36,598)	(34,562)

Financing activities:
(Payments) proceeds of revolving debt	(79,400)	39,400
Dividends paid	(4,320)	(4,292)
Payments of long-term debt	(7,195)	(3,491)
Payments of capitalized lease obligations	(2,900)	(2,845)
(Decrease) increase in outstanding checks	(3,726)	(30,674)
Other	1,026	376
Net cash (used) provided by in financing activities	(96,515)	(1,526)
Net (decrease) increase in cash	(18,662)	20,952
Cash at beginning of year	31,419	10,467
Cash at end of year	$12,757	$31,419

Supplemental disclosure of cash flow information:
Non cash investing and financing activities
Purchase of real estate under capital leases	$—	$3,789
Acquisition of minority interest	—	1,849

NASH FINCH COMPANY AND SUBSIDIARIES

Supplemental Data (In thousands)

	Thirteen Weeks Ended January 3, 2004	Twelve Weeks Ended December 28, 2002	Fifty-Three Weeks Ended January 3, 2004	Fifty-Two Weeks Ended December 28, 2002
Other Data (In thousands)
Cash from operations - 4th qtr.	$14,943	$(16,178)	$114,451	$57,040
Debt to total capitalization	56%	65%	56%	65%
Total debt	$331,861	$412,873	$331,861	$412,873
Capital spending - 4th qtr.	$15,169	$23,716	$40,728	$52,605
Capitalization	$588,318	$634,352	$588,318	$634,352
Stockholders’ Equity	$256,457	$221,479	$256,457	$221,479

Non-GAAP Data
Consolidated EBITDA (a)	$31,713	$28,575	$123,964	$118,726
Leverage Ratio - trailing 4 qtrs. (debt to Consolidated EBITDA) (b)	2.7	3.5	2.7	3.5
Interest Coverage Ratio - trailing 4 qtrs. (Consolidated EBITDA to interest expense) (c)	3.7	4.0	3.7	4.0

Comparable GAAP Data
Debt to earnings from continuing operations (b)	6.4	8.2	6.4	8.2
Earnings from continuing operations to interest expense (c)	1.5	1.7	1.5	1.7

Debt Covenants	Required Ratio	Actual Ratio
Leverage Ratio	3.50 (maximum)	2.7
Interest Coverage Ratio	3.25 (minimum)	3.7

(a)   Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash LIFO and other charges (such as impairments and closed store lease costs) less subsequent cash payments made on non-cash charges.  Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flow or liquidity.  The amount of Consolidated EBITDA is provided as additional information relative to compliance with our debt covenants.

(b)  Leverage Ratio is defined as the Company’s end of period debt at January 3, 2004 and December 28, 2002, divided by Consolidated EBITDA for the respective four trailing quarters.  The most comparable GAAP ratio is debt at the same dates divided by earnings from continuing operations for the respective four trailing quarters.

(c)   Interest Coverage Ratio is defined as the Company’s Consolidated EBITDA divided by interest expense for the four trailing quarters ending January 3, 2004 and December 28, 2002.  The most comparable GAAP ratio is earnings from continuing operations divided by interest expense for the same periods.

Reconciliation of Consolidated EBITDA

Consolidated EBITDA is derived from the Company’s earnings from continuing operations before income taxes as follows:

	Fiscal 2003
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Rolling 4 Qtr
Consolidated EBITDA Reconciliation (In thousands)

Earnings before income taxes and cumulative effect of change in accounting principle	$5,346	$11,910	$14,105	$20,572	$51,933
Add/(deduct)
LIFO	400	400	41	(1,961)	(1,120)
Depreciation and amortization	9,440	9,642	13,098	10,232	42,412
Interest expense	10,791	7,035	9,011	7,032	33,869
Impairments	390	—	1,725	591	2,706
Closed store lease costs	354	32	583	187	1,156
Gains on sale of real estate	(66)	(126)	(218)	(338)	(748)
Subsequent cash payments on non-cash charges	(532)	(508)	(602)	(598)	(2,240)
Curtailment of post retirement health care plan	—	—	—	(4,004)	(4,004)
Total Adjusted EBITDA	$26,123	$28,385	$37,743	$31,713	$123,964

Consolidated EBITDA by Segment
Food Distribution	$13,254	$16,288	$24,440	$18,615	$72,597
Retail	10,886	13,110	13,099	9,851	46,946
Military	7,043	7,046	9,736	8,992	32,817
Unallocated Corporate Overhead	(5,060)	(8,059)	(9,532)	(5,745)	(28,396)
	$26,123	$28,385	$37,743	$31,713	$123,964

	Fiscal 2002
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtr

Consolidated EBITDA Reconciliation (In thousands)

Earnings before income taxes and cumulative effect of change in accounting principle	$11,291	$15,795	$10,508	$12,538	$50,132
Add/(deduct)
LIFO	923	300	—	(3,457)	(2,234)
Depreciation and amortization	9,307	9,165	12,298	9,218	39,988
Interest expense	6,647	6,651	9,235	6,957	29,490
Impairments	—	—	1,518	5,067	6,585
Closed store lease costs	—	—	353	1,101	1,454
Gains on sale of real estate	(7)	(5)	(1,386)	(2,428)	(3,826)
Subsequent cash payments on non-cash charges	(400)	(593)	(684)	(421)	(2,098)
Special charges	—	—	(765)	—	(765)
Total Consolidated EBITDA	$27,761	$31,313	$31,077	$28,575	$118,726

	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtr
Consolidated EBITDA by Segment
Food Distribution	$15,855	$18,647	$19,818	$17,237	$71,557
Retail	12,572	13,695	11,009	12,615	49,891
Military	7,469	7,821	9,823	6,643	31,756
Unallocated Corporate Overhead	(8,135)	(8,850)	(9,573)	(7,920)	(34,478)
	$27,761	$31,313	$31,077	$28,575	$118,726